Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on:

1.	Form S-1 (File Nos. 333-234330, 333-238317, 333-261443, 333-262550, 333-268002, 333-268738, 333-269083, 333-272297, 333-272304, 333-280363 and 333-280423)

2.	Form S-3 (File No. 333-290712)

3.	Form S-8 (File Nos. 333-218469, 333-222625, 333-236328, 333-252155, 333-264953, 333-271053, 333-280388 and 333-291792)

of our report dated April 29, 2026, with respect to the financial statements of Stablecoin Development Corporation (f/k/a NovaBay Pharmaceuticals, Inc.) included in this Annual Report on Form 10-K/A for the year ended December 31, 2025.

/s/ CBIZ CPAs P.C.

Philadelphia, PA

April 29, 2026